Exhibit 10.10

Sales Contract

Party A (Buyer): Hangzhou XiAn Industrial Co., Ltd.

Unified Social Credit Code: 913301053418488515

Address: Room 106, 1/F, Building 20-1, Hemu New Village, Gongshu District, Hangzhou, Zhejiang Province

Party B (Seller): Anji Mountain&Sea Agricultural Development Co., Ltd.

Unified Social Credit Code: 91330523307717890Q

Address: Building 2, 1/F, Zhangwu Village, Zhangwu Town, Anji County

This Contract is signed voluntarily and equitably by the Parties, in accordance with the “Civil Code of the People’s Republic of China” and relevant regulations, for the sale and purchase of goods. The terms and conditions agreed upon are to be mutually adhered to by the Parties.

1. Goods and Price

1.1 Goods Order

1.1.1 Party A shall issue order notifications to Party B through WeChat, email, or written order forms, specifying required product quantities, delivery times, delivery locations, recipient, and contact details. Upon receiving the order, Party B shall confirm and respond with the total amount due. Upon Party A’s confirmation of the amount and dispatch request, Party B shall deliver the goods as per the order. All orders form part of this Agreement, and the Parties shall strictly comply with them. Communications about orders via WeChat, email, or other online means, including related chat records and emails, also form part of this Agreement and may be used to resolve disputes.

1.1.2 If Party A needs to change the order quantity, delivery time, or other details after issuing an order notification, it must notify Party B at least three (3) working days before the scheduled delivery; otherwise, Party B has the right to refuse changes.

1.1.3 If there are market price fluctuations or inventory changes during the cooperation period, Party B shall notify Party A in writing at least three (3) working days in advance to allow Party A to adjust its sales plans accordingly. Party A shall communicate with Party B seven (7) working days in advance if there are substantial shipping activities, to allow Party B to make necessary preparations.

1.2 Method of Payment

First Payment: 50% of the order amount to be paid within five (5) working days after Party A’s dispatch request.

Final Payment: Remaining 50% to be paid within five (5) working days after Party B’s delivery of goods.

1.3 Party B’s Designated Account for Receiving Payments:

Account Name: Anji Mountain&Sea Agricultural Development Co., Ltd.

Bank: Zhejiang Anji Rural Commercial Bank, Zhangwu Branch

Account Number: 201000130332094

Contact Number: 0572-2298085

Party B has not authorized any employee or third party to receive payments; Party A shall be responsible for any losses incurred from payments not made to the designated account.

1.4 Invoice

The agreed price or transaction amount in this Contract is inclusive of taxes. Party B shall provide a regular, full VAT invoice (either an ☒ordinary or ☐ special invoice) to Party A. Invoice details is as follows:

Name: Hangzhou XiAn Industrial Co., Ltd.

Tax Number: 913301053418488515

Address: No. 231 Moganshan Road, Xihu District, Hangzhou

Tel.: 0571-28229590

Bank: Minsheng Bank, Xihu Branch

Bank Account: 607235876

Name of goods or taxable services: Agricultural Products

VAT Rate: 3% or tax-exempt

2. Quality and Quantity

2.1 The goods shall be manufactured in accordance with the applicable national standards (whether mandatory or recommended), industry standards, local standards, and the manufacturing company’s own standards, adhering to the highest of these standards as applicable.

Notwithstanding the above standards, if the Parties have special or higher quality requirements, the goods shall be manufactured in accordance with such special or higher requirements. In the absence of any such special requirements, the aforementioned standards shall apply.

2.2 The quality must also meet the standards specified in the product manuals or related documentation provided by Party B.

2.3 Any discrepancy between the actual delivered quantity and the agreed quantity shall be settled based on the actual delivered quantity.

3. Packaging

3.1 Party B shall be responsible for proper packaging to ensure the goods are suitable for long-distance transportation and are protected against moisture, dampness, rust, and rough handling.

3.2 Packaging material disposal: Party A shall dispose of the packaging material; Party B does not take it back.

4. Transportation

4.1 Transportation Mode: Party B shall select the most appropriate transportation method to protect the goods. If Party A has specific requirements for transportation, Party B shall transport the goods in accordance with Party A’s requirements.

4.2 Freight Charges: Transportation costs to the delivery location shall be assumed by Party A.

5. Delivery

5.1 Delivery Time: Party B shall arrange delivery within a reasonable timeframe after receiving Party A’s dispatch notification and notify Party A in advance.

5.2 Delivery Location: Specified by Party A, but must be within the provincial city limits.

5.3 If Party A needs to change the delivery location, it must notify Party B at least three (3) days before dispatch; otherwise, Party B has the right to refuse. Any additional costs incurred by Party B due to changes in the delivery location initiated by Party A shall be assumed by Party A.

5.4 Acceptance: External appearance and quantity acceptance at the time of delivery; quality acceptance within five (5) days after delivery. If no objections are raised during the acceptance period, the quality shall be deemed satisfactory, and acceptance shall be considered passed; acceptance can be confirmed by Party A’s stamp or signature by a designated recipient, either of which alone can serve as proof of Party A’s acceptance.

5.5 Risk of damage or loss of goods transfers from the delivery date; if consignment shipping is used, risk transfers once Party B hands over the goods to the first carrier.

5.6 Ownership of the goods transfers from the delivery date; if consignment shipping is used, ownership transfers once Party B hands over the goods to the first carrier.

6. Intellectual Property Rights

6.1 Party B retains full intellectual property rights to the goods provided. Party A shall not engage in any activities that could harm Party B’s intellectual property rights under the guise of this Agreement.

6.2 The signing and performance of this Contract do not imply the transfer or licensing of intellectual property rights.

7. Liability for Breach

7.1 If Party A fails to make payments on time, it shall pay a penalty of 0.05% (five ten-thousandths) of the overdue amount per day to Party B, while still fulfilling the payment obligation. If the delay exceeds fifteen (15) days, Party B has the right to terminate this Contract.

7.2 If Party B delays the delivery, it shall pay a penalty of 0.05% (five ten-thousandths) of the corresponding payment amount per day to Party A, while still fulfilling the delivery obligation. If the delay exceeds fifteen (15) days, Party A has the right to terminate this Contract.

7.3 If Party A breaches this Contract leading to termination by Party B, Party B has the right to demand immediate return of all goods delivered. If Party A fails to return the goods immediately, it shall pay an occupation fee of 0.05% (five ten-thousandths) of the goods’ payment amount per day to Party B until the actual return date.

7.4 Any other breach of this Contract by either party shall require compensation for all losses incurred by the non-breaching party, including expenses for litigation, attorney fees, preservation fees, guarantee fees for preservation, announcement fees, notarization fees, etc.

8. Force Majeure

8.1 Definition of Force Majeure: Refers to events that occur after the signing of this Contract, which could not have been foreseen at the time of signing, and whose occurrence and consequences are unavoidable or insurmountable, preventing either party from performing all or part of their obligations under this Contract. Such events include earthquakes, typhoons, floods, fires, wars, international or domestic transportation disruptions, epidemics, strikes, and other events recognized as force majeure by Chinese law or general international commercial practice. Lack of funds by one Party does not constitute a force majeure event.

8.2 Consequences of Force Majeure;

(1) If a force majeure event occurs affecting one Party’s ability to perform its obligations under this Contract, performance shall be suspended during the delay caused by the force majeure and shall not be considered a breach.

(2) One Party claiming force majeure must immediately notify the other Parties in writing and provide sufficient evidence of the occurrence and duration of the force majeure within fifteen (15) days thereafter.

(3) If a force majeure event occurs, the Parties shall immediately consult with each other to find a fair solution and must make all reasonable efforts to minimize the impact of the force majeure to the lowest extent possible.

9. Anti-commercial Bribery

Neither party shall demand, accept, offer or give any benefits other than those agreed in this Contract from the other Party, their agents, employees, or any other relevant individuals. This includes, but is not limited to, explicit or implicit rebates, cash, shopping cards, physical goods, securities, travel, or other intangible benefits. Failure to adhere to this provision constitutes a material breach of the contract. If such benefits are part of industry practice or usual practices, they must be explicitly mentioned in this Contract; otherwise, it is also considered a significant breach.

10. Contact Details for this Contract

10.1 For better performance of this Contract, the Parties provide the following contact details:

(1) Contact Details of Party A

Contact Person:

Address:

Mobile Phone:

WeChat:

Email:

(2) Contact Details of Party B

Contact Person:

Address:

Mobile Phone:

WeChat:

Email:

10.2 When delivered via email or other electronic means, it is deemed effectively delivered on the day of dispatch.

10.3 When delivered via courier or similar methods, the day the other Party signs for it shall be considered the day of effective delivery; if the other Party refuses or returns it, it shall be considered signed for.

10.4 The above contact details also serve as valid judicial address for service.

10.5 If one Party changes its contact details, it must notify the other Party in writing; otherwise, the previous contact details are still deemed valid, and the party that did not notify assumes the related responsibilities.

10.6 This clause regarding contact details is independent and remains valid regardless of the overall validity or other clauses of this Contract.

11. Dispute Resolution

Any disputes arising from this Contract and any orders/annexes/supplementary agreements (if any) hereunder shall be resolved through negotiation by the Parties involved or may be mediated by relevant departments. If the negotiation or mediation fails, either party may file a lawsuit in the court of jurisdiction where Party B is located.

12. Miscellaneous Provisions

12.1 This Contract shall be made in duplicate, each party holding one copy. Each copy has equal legal force.

12.2 Any matters not covered by this Contract shall be negotiated separately by the Parties and a supplementary agreement shall be signed.

12.3 This Contract shall become effective upon signature or seal of the Parties.

(No contract text below)

Date of Signing: January 4, 2020

Party A (Seal):

Legal Representative or Authorized Representative (Signature):

Party B (Seal):

Legal Representative or Authorized Representative (Signature):